Viatris Reports Fourth-Quarter and Full-Year 2025 Financial Results

•Reports Fourth-Quarter Total Revenues of $3.7B and Full-Year 2025 Total Revenues of $14.3B

•Meets or Exceeds 2025 Financial Guidance Across All Key Metrics[1]

•Returns More Than $1B to Shareholders in 2025; Expects Balanced Capital Allocation Approach for 2026

•Provides 2026 Financial Guidance; Positioned for Sustainable Growth

•Anticipates Regulatory Decisions for Six Product Candidates in 2026 and Multiple Important Pipeline Milestones

•Completes Enterprise-Wide Strategic Review; Expects to Deliver $650M in Total Cost Savings With Reinvestment of up to $250M Over the Next 3 Years

PITTSBURGH – February 26, 2026 – Viatris Inc. (Nasdaq: VTRS) today announced robust financial results for the fourth quarter and full year 2025. The Company also announced it has completed its enterprise-wide strategic review and expects to deliver meaningful net cost savings while enabling reinvestment in areas that enhance the growth profile and long-term competitiveness of the Company.

Executive Commentary
“2025 was a year of strong execution across our global business, and we enter 2026 from a position of strength,” said Scott A. Smith, CEO, Viatris. “Today marks an important inflection point in Viatris’ evolution. We have just completed our enterprise-wide strategic review to help make Viatris a more focused, efficient and future-ready organization. By realigning resources and prioritizing investments in the areas we believe will drive the greatest impact, we are positioning Viatris to deliver sustained revenue and earnings growth beginning in 2026. As we look ahead to our Investor Event on March 19, we are excited to share more about our strategy, our portfolio and how we intend to create lasting value for patients and shareholders.”

“Our strong performance for the fourth quarter and full year reflect our continued disciplined execution as we delivered on our 2025 financial commitments. We generated substantial cash for the year and prioritized capital return, with over $1 billion returned to shareholders,” said Doretta Mistras, CFO, Viatris. “In 2026, we anticipate continued operational growth driven by our base business and net cost savings. We also expect to be in a strong financial position with significant cash available for deployment to deliver on our balanced capital allocation framework.”

[1] With respect to the 2025 financial guidance ranges provided on November 6, 2025, Viatris did not provide forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS (loss) or a quantitative reconciliation of its 2025 Adjusted EBITDA or Adjusted EPS guidance. Such financial guidance ranges excluded the impact of any transaction-related costs (as defined below) and acquired IPR&D for unsigned deals as they could not be reasonably forecasted. U.S. GAAP net cash provided by operating activities for 2025 was estimated on November 6, 2025, to be between $2.2 billion and $2.45 billion, with a midpoint of approximately $2.325 billion. U.S. GAAP net cash provided by operating activities for 2025 was $2.3 billion and free cash flow excluding the impact of transaction costs for 2025 was $2.2 billion. Please see "Non-GAAP Financial Measures" for additional information.

Fourth Quarter Results

	Three Months Ended
	December 31,
(Unaudited; in millions, except %s and per share amounts)	2025	2024	Reported Change	Operational Change (1)(2)	Divestiture-Adjusted Operational Change (1)(2)
Total Revenues	$3,703.6	$3,528.1	5%	1%	2%
Total Net Sales	$3,690.7	$3,515.4	5%	1%	2%
Developed Markets	2,247.4	2,146.1	5%	—%	—%
Emerging Markets	564.7	513.0	10%	8%	8%
JANZ	305.7	334.5	(9)%	(8)%	(8)%
Greater China	572.9	521.8	10%	8%	8%

Net Sales by Product Category
Brands	$2,345.8	$2,165.9	8%	4%	4%
Generics	1,344.9	1,349.5	—%	(3)%	(3)%

U.S. GAAP Gross Profit	$1,147.9	$1,215.0	(6)%
U.S. GAAP Gross Margin	31.0%	34.4%
Adjusted Gross Profit (2)	$2,103.2	$1,986.9	6%
Adjusted Gross Margin (2)	56.8%	56.3%

U.S. GAAP Net Loss	$(340.1)	$(516.5)	(34)%
U.S. GAAP Loss Per Share	$(0.30)	$(0.43)	(30)%
Adjusted Net Earnings (2)	$658.7	$655.6	—%
Adjusted EPS (2)	$0.57	$0.54	6%	—%	2%

EBITDA (2)	$543.4	$339.9	60%
Adjusted EBITDA (2)	$1,003.1	$983.5	2%	(1)%	1%

U.S. GAAP Net Cash Provided by Operating Activities	$815.8	$482.7	69%
Capital Expenditures	196.5	$140.4	40%
Free Cash Flow (2)(3)	$619.3	$342.3	81%
___________
(1)    See “Certain Key Terms and Presentation Matters” in this release for more information.
(2)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(3)    Excluding the impact of transaction-related costs of $111 million, free cash flow for the three months ended December 31, 2025, was $730 million. Excluding the impact of transaction-related costs of $343 million, free cash flow for the three months ended December 31, 2024, was $685 million.

Full Year Results

	Year Ended
	December 31,
(Unaudited; in millions, except %s and per share amounts)	2025	2024	Reported Change	Operational Change (1)(2)	Divestiture-Adjusted Operational Change (1)(2)
Total Revenues	$14,299.9	$14,739.3	(3)%	(4)%	(1)%
Total Net Sales	$14,250.4	$14,692.8	(3)%	(4)%	(1)%
Developed Markets	8,514.0	8,929.4	(5)%	(7)%	(3)%
Emerging Markets	2,210.1	2,250.7	(2)%	(1)%	3%
JANZ	1,193.8	1,346.2	(11)%	(10)%	(9)%
Greater China	2,332.5	2,166.5	8%	8%	8%

Net Sales by Product Category
Brands	$9,184.0	$9,200.3	—%	(1)%	3%
Generics	5,066.4	5,492.5	(8)%	(9)%	(7)%

U.S. GAAP Gross Profit	$5,013.5	$5,623.6	(11)%
U.S. GAAP Gross Margin	35.1%	38.2%
Adjusted Gross Profit (2)	$8,055.6	$8,538.6	(6)%
Adjusted Gross Margin (2)	56.3%	57.9%

U.S. GAAP Net Loss (3)	$(3,514.9)	$(634.2)	nm
U.S. GAAP Loss Per Share (3)	$(3.00)	$(0.53)	nm
Adjusted Net Earnings (2)	$2,769.3	$3,192.4	(13)%
Adjusted EPS (2)	$2.35	$2.65	(11)%	(12)%	(7)%

EBITDA (2)	$(395.4)	$2,820.0	nm
Adjusted EBITDA (2)	$4,160.0	$4,669.4	(11)%	(11)%	(6)%

U.S. GAAP Net Cash Provided by Operating Activities	$2,315.9	$2,302.9	1%
Capital Expenditures	378.8	326.0	16%
Free Cash Flow (2)(4)	$1,937.1	$1,976.9	(2)%
___________
(1)    See “Certain Key Terms and Presentation Matters” in this release for more information.
(2)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(3)    For the year ended December 31, 2025, includes the previously disclosed goodwill impairment charge of $2.9 billion as a result of the interim goodwill impairment test performed as of March 31, 2025.
(4)    Excluding the impact of transaction-related costs of $297 million, free cash flow for the year ended December 31, 2025, was $2.2 billion. Excluding the impact of transaction-related costs of $649 million, free cash flow for the year ended December 31, 2024, was $2.6 billion.

Financial Highlights for the Fourth Quarter of 2025:
•Total revenues were $3.7 billion, up 5% on a reported basis and up 2% on a divestiture-adjusted operational basis compared to fourth-quarter 2024 results.
•Brands net sales demonstrated continued strength in Greater China and Emerging Markets, in addition to growth in certain key brands in Developed Markets.
•Generics net sales were impacted by expected competition on certain products in North America, and negative impacts from government price regulations in Japan. This was partially offset by new product launch contributions and strong performance across key European markets.
•The Company generated approximately $78 million in new product revenues (approximately $324 million for the year). The Company expects to deliver $450 million to $550 million in new product revenues in 2026.
•U.S. GAAP net loss was $(340) million compared to $(517) million in the fourth quarter of 2024, and U.S. GAAP diluted EPS was $(0.30) per share compared to $(0.43) per share in the fourth quarter of 2024. The loss in the fourth quarter of 2025 was primarily driven by contractual termination costs, remediation costs, and incremental manufacturing variances at plants slated for sale or closure or undergoing remediation activities.

•Adjusted EBITDA was $1.0 billion, up 2% on a reported basis and up 1% on a divestiture-adjusted operational basis compared to the fourth quarter of 2024, and adjusted EPS was $0.57 per share in the fourth quarter of 2025, up 6% on a reported basis and up 2% on a divestiture-adjusted operational basis compared to the fourth quarter of 2024, in each case primarily driven by strong brands performance.

•The Company had U.S. GAAP net cash provided by operating activities of $816 million in the quarter ($2.3 billion for the year) and generated free cash flow, excluding the impact of transaction costs, of $730 million ($2.2 billion for the year).

Additional Updates
•In mid-February 2026, a fire occurred in a service area at the Company's oral solid dose manufacturing facility in Nashik, India. Manufacturing at the facility has been temporarily suspended and the Company currently expects to resume operations beginning in April 2026.The Company has considered the potential impact of this incident and the facility shutdown in formulating its 2026 financial guidance.
•In February 2026, the Company announced that the U.S. Food and Drug Administration (FDA) accepted for review the supplemental New Drug Application (sNDA) for MR-141 (phentolamine ophthalmic solution 0.75%) for the treatment of presbyopia. The FDA has assigned a PDUFA goal date of October 17, 2026. Presbyopia is the age-related progressive loss of the ability to focus on close objects that results in blurred near vision and eye strain. The condition affects approximately 90% of adults in the U.S. over 45.
•In January 2026, the Company announced the launch of Inpefa ® (sotagliflozin) in the United Arab Emirates, the first country within Viatris’ current operations to commercialize the treatment. Future launches are planned in multiple countries over the next several years, supporting Viatris' strategy to expand access to the treatment in key markets outside of the U.S. and Europe.
•In December 2025, the Company announced that the FDA approved the Company's octreotide acetate for injectable suspension, a generic version of Sandostatin® LAR Depot. The therapy is indicated for treatment in patients who have responded to and tolerated Sandostatin Injection subcutaneous injection for acromegaly, severe diarrhea/flushing episodes associated with metastatic carcinoid tumors, and profuse watery diarrhea associated with Vasoactive Intestinal Peptide secreting tumors.
•In December 2025, the Company announced that the FDA accepted for review the New Drug Application (NDA) for the Company's investigational low-dose estrogen weekly patch (150 mcg norelgestromin and 17.5 mcg ethinyl estradiol) for contraception. The NDA was accepted under the FDA's 505(b)(2) regulatory pathway, and the FDA has assigned a PDUFA goal date of July 30, 2026.
•In December 2025, the Company announced that the FDA cleared the Company's Investigational New Drug (IND) application for MR-146, an Enriched Tear FilmTM (ETF) Adeno-Associated Virus (AAV) gene therapy candidate targeted to treat people with neurotrophic keratopathy (NK).
•In December 2025, the Company announced that its Japanese New Drug Application (J-NDA) for pitolisant in obstructive sleep apnea syndrome (OSAS) was under review by the Japan Pharmaceuticals and Medical Devices Agency (PMDA) and that the Company was on track to submit a J-NDA for narcolepsy by the end of 2025. Both applications are now under review by the agency.
•In December 2025, the Company announced that it entered into definitive agreements with Biocon Limited ("Biocon") for the sale of Viatris' equity stake in Biocon Biologics Limited ("Biocon Biologics"). Under those agreements, Biocon acquired all of Viatris' convertible preferred equity in Biocon Biologics for total consideration of $815 million, consisting of $400 million in cash and $415 million in newly issued equity shares of Biocon. The transaction closed in the first quarter of 2026.

Enterprise-Wide Strategic Review
In 2025, the Company initiated an enterprise-wide strategic review (“EWSR”) to enable the Company to build a more focused, efficient and future-ready organization and position the Company for sustained revenue and earnings growth beginning in 2026. On February 26, 2026, the Company announced the results of its EWSR, and as a part of the review, committed to and began implementation of certain restructuring activities. These restructuring activities are expected to optimize the Company’s commercial capabilities, enabling functions, R&D, medical affairs and regulatory activities, and sourcing, manufacturing and supply chain activities, including inventory optimization. As a result, the Company expects a global workforce reduction of up to approximately 10%. The Company anticipates that these restructuring activities, as well as associated costs and savings, will be completed primarily over the next three years.

The Company expects to record charges for costs associated with the restructuring activities of the EWSR. For the committed restructuring activities, the Company expects to incur total pre-tax charges ranging between $700 million and $850 million. Such charges are expected to include between $50 million and $100 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs. The remaining estimated cash costs of between $650 million and $750 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations, vendor consolidations, product transfer costs and network related simplification and modernization costs. In addition, management believes the potential savings related to these committed restructuring activities will be between $600 million and $700 million once fully implemented, with most of these savings expected to improve operating cash flow.

2026 Financial Guidance
The Company is providing the following financial guidance metrics for fiscal year 2026. The Company is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted earnings (loss) per share (EPS) or a quantitative reconciliation of its 2026 adjusted EBITDA or adjusted EPS guidance to the most directly comparable U.S. GAAP measures, U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS, respectively, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration, acquisition and divestiture-related expenses, restructuring expenses, asset impairments, litigation settlements, future share repurchases, and other contingencies, such as changes to contingent consideration, acquired IPR&D and certain other gains or losses, including for the fair value accounting impact for equity investments, as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. U.S. GAAP net cash provided by operating activities for 2026 is estimated to be between $1.7 billion and $2.0 billion, with a midpoint of approximately $1.85 billion.

(In millions, except Adjusted EPS)	Estimated Guidance Range (2)	Midpoint
Total Revenues	$14,450 - $14,950	$14,700
Adjusted EBITDA (1)	$4,150 - $4,450	$4,300
Adjusted EPS (1)	$2.33 - $2.47	$2.40
Free Cash Flow (1) Excluding Transaction-related and Restructuring-related Costs	$1,950 - $2,350	$2,150
(1)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(2)    2026 Financial Guidance as provided on February 26, 2026, excludes any acquired IPR&D for unsigned deals to be incurred in any future period as it cannot be reasonably forecasted.

Key Exchange Rates Used for 2026 Guidance
China Renminbi ($ / CNY)	7.19
Euro ($ / EUR)	0.87
Indian Rupee ($ / INR)	85.80
Japanese Yen ($ / JPY)	144.35

Conference Call and Earnings Materials
As previously announced, Viatris will host a conference call and live webcast, today at 8:30 a.m. ET, to review the Company’s fourth quarter and full-year 2025 financial results, and to provide 2026 financial guidance. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 844.308.3344 or 412.317.1896 for international callers. The “Viatris Q4 and Full-Year 2025 Earnings Presentation,” which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.
Investor Event
On March 19, 2026, Company executives will provide an overview of the Company’s long-term outlook for revenue and earnings growth and the Company’s portfolio strategy across generics, established brands and innovative brands.

The Company will also provide a deeper look at its R&D capabilities and key pipeline programs, as well as its commercial strategy and how the Company is building the capabilities needed to execute anticipated upcoming launches.

Analysts and institutional investors will be invited to pre-register for the event and attend through an invite that will be distributed separately. Interested parties will also be able to access a live webcast of the event beginning at 10 a.m. ET at investor.viatris.com. A replay of the webcast also will be available on the website.

About Viatris
Viatris Inc. (Nasdaq: VTRS) is a global healthcare company uniquely positioned to bridge the traditional divide between generics and brands, combining the best of both to more holistically address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, we provide access at scale, currently supplying high-quality medicines to approximately 1 billion patients around the world annually and touching all of life's moments, from birth to the end of life, acute conditions to chronic diseases. With our exceptionally extensive and diverse portfolio of medicines, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world's most enduring health challenges, access takes on deep meaning at Viatris. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on LinkedIn, Instagram, YouTube and X.

Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("U.S. GAAP"). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, adjusted EPS, EBITDA, adjusted EBITDA, free cash flow, free cash flow excluding the impact of transaction-related costs; free cash flow excluding the impact of transaction-related and restructuring-related costs; adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other income, net, adjusted effective tax rate, constant currency total revenues, constant currency net sales, constant currency adjusted EBITDA, constant currency adjusted EPS, divestiture-adjusted operational change, leverage ratio, and long-term leverage target, are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Viatris Inc. ("Viatris" or the "Company"). Free cash flow refers to U.S. GAAP net cash provided by operating activities less capital expenditures. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions, divestitures and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company's underlying operational results and true business performance and is used, in part, for management's incentive compensation. We also report sales performance using the non-GAAP financial measures of "constant currency", also referred to herein as "operational change", total revenues, net sales, adjusted EBITDA, and adjusted EPS. These measures provide information on the change in total revenues, net sales, adjusted EBITDA, and adjusted EPS assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales, total revenues, adjusted EBITDA, and adjusted EPS performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities, and believe that this presentation also provides useful information to investors for the same reason. Divestiture-adjusted operational change refers to operational change, further adjusted for the impact of divestitures that closed during 2024 by excluding proportionate net sales from those divested businesses from comparable prior periods. The "Summary of Total Revenues by Segment" table below compares net sales and total revenues on an actual and constant currency basis for each reportable segment for the three and twelve months ended December 31, 2025, and 2024, as well as divestiture adjusted operational change in net sales and total revenues. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of Non-GAAP financial measures refer to Management's Discussion and Analysis of Financial Condition and Results of Operations--Use of Non-GAAP Financial Measures section of Viatris’ Annual Report on Form 10-K for the year ended December 31, 2025.

With respect to the guidance ranges as provided on November 6, 2025, at that time the Company did not provide forward-looking guidance for U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS or a quantitative reconciliation of its 2025 adjusted EBITDA or adjusted EPS guidance to the most directly comparable U.S. GAAP measures, U.S. GAAP net earnings (loss) or U.S. GAAP diluted EPS, respectively, because it was unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration, acquisition and divestiture-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, such as changes to contingent consideration, acquired IPR&D and certain other gains or losses, including for the fair value accounting impact for equity investments, as well as related income tax accounting, because certain of these items had not occurred, were out of the Company’s control and/or could not be reasonably predicted without unreasonable effort. These items were uncertain, depended on various factors, and could have had a material impact on U.S. GAAP reported results for the guidance period. As previously disclosed, such guidance ranges excluded the impact of transaction-related costs, as well as any acquired IPR&D for unsigned deals to be incurred in any future period as it could not be reasonably forecasted. With respect to the guidance ranges as provided on November 6, 2025, U.S. GAAP net cash provided by operating activities for 2025 was estimated to be between $2.2 billion and $2.45 billion, with a midpoint of approximately $2.325 billion.
Certain Key Terms and Presentation Matters
New product sales, new product launches or new product revenues: Refers to revenue from new products launched in 2025 and the carryover impact of new products, including business development, launched within the last 12 months.
Operational change: Refers to constant currency percentage changes and is derived by translating amounts for the current period at prior year comparative period exchange rates and in doing so shows the percentage change from 2025 constant currency net sales, total revenues, adjusted EBITDA, and adjusted EPS to the corresponding amount in the prior year.

Divestiture-adjusted operational change: Refers to operational changes, further adjusted for the impact of the proportionate results from the divestitures that closed in 2024, from the 2024 period by excluding such net sales or revenues from those divested businesses from comparable prior periods. Also, for adjusted EBITDA and adjusted EPS, refers to operational changes, adjusted as outlined in the previous sentence and further adjusted for associated net other income.

SG&A and R&D TSA reimbursement and DSA reimbursement: Expenses related to TSA services provided for divested businesses are recorded in their respective functional line item. However, reimbursement of those expenses plus any mark-up is included in Other expense, net. For comparability purposes, amounts related to the cost reimbursement were reclassified to adjusted SG&A and adjusted R&D during the first quarter of 2024, primarily related to the contribution of the biosimilars business to Biocon Biologics in November 2022. This reclassification had no impact on adjusted net earnings, adjusted EBITDA or adjusted EPS. Any TSA reimbursement and DSA reimbursement amounts related to the closed divestitures are not direct offsets to operational expense and have not been reclassified.

Closed divestitures or divestitures closed in 2024: Refers to the divestiture of the Company’s rights to two women’s healthcare products in the U.K. that closed in August 2024, the divestitures of the commercialization rights in the majority of the Upjohn Distributor markets that closed in 2024, the divestiture of the women's healthcare business that closed in March 2024, the divestiture of the API business in India that closed in June 2024, and the divestiture of the OTC business that closed in July 2024.

Indore Impact: Refers to the estimated negative financial impact on 2025 total revenues and earnings (loss) from operations versus the comparable 2024 periods as a result of supply disruptions and the FDA issued warning letter and import alert related to our oral finished dose manufacturing facility in Indore, India. For the year ended December 31, 2025, the estimated Indore Impact to total revenues was approximately $370 million.

Transaction-related costs: Refers to the impact of any acquisition and divestiture-related transaction costs, including taxes.

Restructuring-related costs: Refers to the impact of any cash costs associated with the restructuring activities of the enterprise-wide strategic review, which are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations, vendor consolidations, product transfer costs and network related simplification and modernization costs.

Revenue and Earnings: Refers to Total Revenues, Adjusted EBITDA and Adjusted EPS.

Forward-Looking Statements
This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about 2026 financial guidance; expects balanced capital allocation approach for 2026; positioned for sustainable growth; anticipates regulatory decisions for six product candidates in 2026 and multiple important pipeline milestones; completes enterprise-wide strategic review; expects to deliver $650M in total cost savings with reinvestment of up to $250M over the next 3 years; the Company also announced it has completed its enterprise-wide strategic review and expects to deliver meaningful net cost savings while enabling reinvestment in areas that enhance the growth profile and long-term competitiveness of the Company; 2025 was a year of strong execution across our global business, and we enter 2026 from a position of strength; today marks an important inflection point in Viatris’ evolution; we have just completed our enterprise-wide strategic review to help make Viatris a more focused, efficient and future-ready organization; by realigning resources and prioritizing investments in the areas we believe will drive the greatest impact, we are positioning Viatris to deliver sustained revenue and earnings growth beginning in 2026; as we look ahead to our Investor Event on March 19, we are excited to share more about our strategy, our portfolio and how we intend to create lasting value for patients and shareholders; in 2026, we anticipate continued operational growth driven by our base business and net cost savings; we also expect to be in a strong financial position with significant cash available for deployment to deliver on our balanced capital allocation framework; the Company currently expects to resume operations at its manufacturing facility in Nashik, India beginning in April 2026; the Company has considered the potential impact of this incident and the facility shutdown in formulating its 2026 financial guidance; the FDA has assigned a PDUFA goal date of October 17, 2026 for MR-141 (phentolamine ophthalmic solution 0.75%) for the treatment of presbyopia; in January 2026, the Company announced the launch of Inpefa ® (sotagliflozin) in the United Arab Emirates, the first country within Viatris’ current operations to commercialize the treatment; future launches are planned in multiple countries over the next several years, supporting Viatris' strategy to expand access to the treatment in key markets outside of the U.S. and Europe; the NDA for the Company's investigational low dose estrogen weekly patch (150 mcg norelgestromin and 17.5 mcg ethinyl estradiol) for contraception was accepted under the FDA's 505(b)(2) regulatory pathway, and the FDA has assigned a PDUFA goal date of July 30, 2026; the Japanese New Drug Applications (J-NDAs) for pitolisant in obstructive sleep apnea syndrome (OSAS) narcolepsy are now under review by the under review by the PMDA; the Company initiated an EWSR to enable the Company to build a more focused, efficient and future-ready organization and position the Company for sustained revenue and earnings growth beginning in 2026; the Company committed to and began implementation of certain restructuring activities; these restructuring activities are expected to optimize the Company’s commercial capabilities, enabling functions, R&D, medical affairs and regulatory activities, and sourcing, manufacturing and supply chain activities, including inventory optimization; the Company expects a global workforce reduction of up to approximately 10%; the Company anticipates that these restructuring activities, as well as associated costs and savings, will be completed primarily over the next three years; information about the restructuring activities, including the timeline for completion of the restructuring activities and anticipated charges, cash payments, and potential annual savings and other benefits; Company executives will provide an overview of the Company’s long-term outlook for revenue and earnings growth and the Company’s portfolio strategy across generics, established brands and innovative brands; the Company will also provide a deeper look at its R&D capabilities and key pipeline programs, as well as its commercial strategy and how the Company is building the capabilities needed to execute anticipated upcoming launches; the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations, or other potential transactions; the benefits of such strategic initiatives or priorities or restructuring activities; future opportunities for the Company and its products; the outcomes of clinical trials and research studies; R&D and new product development; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities; the possibility that the Company may be unable to achieve the intended or expected benefits of its enterprise-wide strategic review and related cost-saving and restructuring activities within the expected timeframe or at all; the possibility that the Company may be unable to achieve intended or expected benefits in connection with divestitures, acquisitions, strategic alliances, collaborations, or other transactions, or restructuring programs, within the expected timeframes or at all; goodwill or impairment charges or other losses; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, supply chain continuity, inventory management, or the ability to meet anticipated demand; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of natural or man-made disasters, public health outbreaks, fires, accidents, weather, unrest or other emergencies in regions where we or our partners or suppliers operate; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally; the ability to attract, motivate and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market; products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety; longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our IT systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, the Company's Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the SEC on February 26, 2026, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this release or our filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this release other than as required by law.

Contacts

Media:
+ 1.724.514.1968
Communications@viatris.com

Jennifer Mauer
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

Investors:
1.724.514.1813
InvestorRelations@viatris.com

Bill Szablewski
William.Szablewski@viatris.com

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share amounts)	2025	2024	2025	2024
Revenues:
Net sales	$3,690.7	$3,515.4	$14,250.4	$14,692.8
Other revenues	12.9	12.7	49.5	46.5
Total revenues	3,703.6	3,528.1	14,299.9	14,739.3
Cost of sales	2,555.7	2,313.1	9,286.4	9,115.7
Gross profit	1,147.9	1,215.0	5,013.5	5,623.6
Operating expenses:
Research and development	274.7	206.5	965.9	808.7
Acquired IPR&D	38.3	30.0	48.3	28.3
Selling, general and administrative (a)	1,030.7	1,046.7	3,794.1	4,104.6
Impairment of goodwill	—	—	2,936.8	321.0
Litigation settlements and other contingencies, net	(3.1)	111.6	(68.5)	350.9
Total operating expenses	1,340.6	1,394.8	7,676.6	5,613.5
(Loss) earnings from operations	(192.7)	(179.8)	(2,663.1)	10.1
Interest expense	119.6	120.2	471.3	550.0
Other expense, net	30.7	226.5	530.6	83.3
Loss before income taxes	(343.0)	(526.5)	(3,665.0)	(623.2)
Income tax (benefit) provision	(2.9)	(10.0)	(150.1)	11.0
Net loss	(340.1)	(516.5)	(3,514.9)	(634.2)
Loss per share attributable to Viatris Inc. shareholders
Basic	$(0.30)	$(0.43)	$(3.00)	$(0.53)
Diluted	$(0.30)	$(0.43)	$(3.00)	$(0.53)
Weighted average shares outstanding:
Basic	1,152.6	1,193.6	1,170.7	1,193.3
Diluted	1,152.6	1,193.6	1,170.7	1,193.3
___________
(a)    Certain reclassifications were made to conform the prior period consolidated financial statements to the current period presentation. Charges related to the impairment of goodwill, which were previously presented in Selling, General and Administrative, are now presented in Impairment of Goodwill in the consolidated statements of operations.

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	December 31, 2025	December 31, 2024
ASSETS
Assets
Current assets
Cash and cash equivalents	$1,322.4	$734.8
Accounts receivable, net	3,031.3	3,221.3
Inventories	3,999.2	3,854.1
Prepaid expenses and other current assets	1,436.3	1,710.5
Total current assets	9,789.2	9,520.7
Intangible assets, net	15,102.1	17,070.9
Goodwill	6,754.7	9,133.3
Other non-current assets	5,547.1	5,776.0
Total assets	$37,193.1	$41,500.9
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$1,933.3	$8.3
Other current liabilities	5,161.0	5,771.1
Long-term debt	12,480.6	14,038.9
Other non-current liabilities	2,906.9	3,047.1
Total liabilities	22,481.8	22,865.4
Shareholders' equity	14,711.3	18,635.5
Total liabilities and equity	$37,193.1	$41,500.9

Viatris Inc. and Subsidiaries
Key Product Net Sales, on a Consolidated Basis
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2025	2024	2025	2024
Select Key Global Products
Lipitor ®	$377.3	$355.9	$1,549.3	$1,468.8
Norvasc ®	175.2	166.2	709.9	673.3
Lyrica ®	119.8	127.0	487.0	495.4
Viagra ®	104.2	88.6	408.2	395.6
Creon ®	98.9	90.4	365.8	328.2
EpiPen® Auto-Injectors	79.0	73.1	469.7	392.0
Effexor ®	68.1	64.5	257.7	252.9
Zoloft ®	66.8	58.2	254.9	235.7
Celebrex ®	66.2	67.1	272.9	285.6
Xalabrands	42.0	37.1	158.4	166.4

Select Key Segment Products
Yupelri ®	$70.6	$66.6	$266.9	$238.5
Influvac ®	63.6	52.7	194.4	178.7
Amitiza ®	42.4	41.1	158.1	149.2
Xanax ®	39.5	36.5	139.9	145.0
Dymista ®	38.6	41.3	163.6	188.0
____________
(a)The Company does not disclose net sales for any products considered competitively sensitive.
(b)Products disclosed may change in future periods, including as a result of seasonality, competition or new product launches.
(c)Amounts for the three months and year ended December 31, 2025 include the impact of foreign currency translations compared to the prior year period.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of U.S. GAAP Net Loss to Adjusted Net Earnings and U.S. GAAP Loss Per Share to Adjusted EPS
Below is a reconciliation of U.S. GAAP net loss and diluted loss per share to adjusted net earnings and adjusted EPS for the three months and year ended December 31, 2025, compared to the prior year periods:

	Three Months Ended December 31,				Year Ended December 31,
(In millions, except per share amounts)	2025		2024		2025		2024
U.S. GAAP net loss and U.S. GAAP diluted loss per share	$(340.1)	$(0.30)	$(516.5)	$(0.43)	$(3,514.9)	$(3.00)	$(634.2)	$(0.53)
Purchase accounting amortization (primarily included in cost of sales) (a)	683.2		673.5		2,470.3		2,581.1
Impairment of goodwill (b)	—		—		2,936.8		321.0
Litigation settlements and other contingencies, net	(3.1)		111.6		(68.5)		350.9
Interest expense (primarily amortization of premiums and discounts on long term debt)	(10.0)		(9.0)		(38.6)		(23.0)
Acquisition and divestiture-related costs (primarily included in cost of sales and SG&A) (c)	73.8		70.0		208.2		361.0
Loss on divestitures of businesses (included in other expense, net) (d)	21.9		103.6		101.0		399.4
Restructuring costs (e)	33.3		65.2		170.0		211.1
Share-based compensation expense	49.4		32.3		177.7		146.1
Other special items included in:
Cost of sales (f)	193.1		50.5		383.2		143.0
Research and development expense	1.0		—		8.7		2.8
Selling, general and administrative expense	70.6		47.4		136.3		90.5
Other expense, net (g)	28.2		161.9		536.6		(160.2)
Tax effect of the above items and other income tax related items (h)	(142.6)		(134.9)		(737.5)		(597.1)
Adjusted net earnings and adjusted EPS	$658.7	$0.57	$655.6	$0.54	$2,769.3	$2.35	$3,192.4	$2.65
Weighted average diluted shares outstanding	1,165.7		1,203.1		1,179.4		1,202.7
____________
Significant items include the following:
(a)For the three months and year ended December 31, 2025, includes IPR&D intangible asset impairment charges of $71.7 million and $73.9 million, respectively, as the Company concluded that one of its IPR&D assets was fully impaired due to unfavorable clinical results which led to the termination of the development program.
(b)For the year ended December 31, 2025, includes a goodwill impairment charge of $2.9 billion as a result of the interim goodwill impairment test performed as of March 31, 2025.
(c)Acquisition and divestiture-related costs consist primarily of contractual obligations related to divestitures, transaction costs including legal and consulting fees, and integration activities.
(d)For the three months and year ended December 31, 2025, consists of pre-tax charges related to the divestitures primarily due to an increase in estimated transaction related costs, including the assumption of additional contractual obligations, as well as the impact of working capital and other transaction-related adjustments.
(e)For the three months and year ended December 31, 2025, includes approximately $23.3 million and $67.8 million, respectively, in cost of sales, approximately $2.5 million and $4.7 million, respectively, in R&D, and approximately $7.5 million and $97.5 million, respectively, in SG&A.
(f)For the three months and year ended December 31, 2025, includes certain asset impairments, contractual termination costs, and incremental manufacturing variances and certain remediation costs at plants slated for sale or closure or undergoing remediation activities of approximately $188.9 million and $356.6 million, respectively.
(g)For the three months and year ended December 31, 2025, includes losses of approximately $35.0 million and $534.8 million, respectively, as a result of remeasuring the compulsory convertible preferred shares in Biocon Biologics to fair value.
(h)Adjusted for changes for uncertain tax positions.

Reconciliation of U.S. GAAP Net Loss to EBITDA and Adjusted EBITDA

Below is a reconciliation of U.S. GAAP net loss to EBITDA and adjusted EBITDA for the three months and year ended December 31, 2025, compared to the prior year period:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2025	2024	2025	2024
U.S. GAAP net loss	$(340.1)	$(516.5)	$(3,514.9)	$(634.2)
Add / (deduct) adjustments:
Income tax (benefit) provision	(2.9)	(10.0)	(150.1)	11.0
Interest expense (a)	119.6	120.2	471.3	550.0
Depreciation and amortization (b)	766.8	746.2	2,798.3	2,893.2
EBITDA	$543.4	$339.9	$(395.4)	$2,820.0
Add / (deduct) adjustments:
Share-based compensation expense	49.4	32.3	177.7	146.1
Litigation settlements and other contingencies, net	(3.1)	111.6	(68.5)	350.9
Loss on divestitures of businesses	21.9	103.6	101.0	399.4
Impairment of goodwill	—	—	2,936.8	321.0
Restructuring, acquisition and divestiture related and other special items (c)	391.5	396.1	1,408.4	632.0
Adjusted EBITDA	$1,003.1	$983.5	$4,160.0	$4,669.4
____________
(a)Includes amortization of premiums and discounts on long-term debt.
(b)Includes purchase accounting related amortization.
(c)See items detailed in the Reconciliation of U.S. GAAP Net Loss to Adjusted Net Earnings.

Summary of Total Revenues by Segment

	Three Months Ended
	December 31,
(In millions, except %s)	2025	2024	% Change	2025 Currency Impact (1)	2025 Constant Currency Revenues	Constant Currency % Change (2)	Closed Divestitures (3)	2024 Adjusted Ex Divestitures (4)	Divestiture-Adjusted Operational Change (5)
Net sales
Developed Markets	$2,247.4	$2,146.1	5%	$(109.7)	$2,137.7	—%	$7.2	2,138.9	—%
Greater China	572.9	521.8	10%	(7.9)	565.0	8%	0.2	521.6	8%
JANZ	305.7	334.5	(9)%	3.7	309.4	(8)%	—	334.5	(8)%
Emerging Markets	564.7	513.0	10%	(11.0)	553.7	8%	2.4	510.6	8%
Total net sales	3,690.7	3,515.4	5%	(124.9)	3,565.8	1%	9.8	3,505.6	2%

Other revenues (6)	12.9	12.7	NM	(0.4)	12.5	NM	—	12.7	NM
Consolidated total revenues (7)	$3,703.6	$3,528.1	5%	$(125.3)	$3,578.3	1%	$9.8	$3,518.3	2%

	Year Ended
	December 31,
(In millions, except %s)	2025	2024	% Change	2025 Currency Impact (1)	2025 Constant Currency Revenues	Constant Currency % Change (2)	Closed Divestitures (3)	2024 Adjusted Ex Divestitures (4)	Divestiture-Adjusted Operational Change (5)
Net sales
Developed Markets	$8,514.0	$8,929.4	(5)%	$(213.2)	$8,300.7	(7)%	$372.7	$8,556.7	(3)%
Greater China	2,332.5	2,166.5	8%	1.5	2,334.0	8%	0.7	2,165.8	8%
JANZ	1,193.8	1,346.2	(11)%	15.5	1,209.3	(10)%	24.0	1,322.2	(9)%
Emerging Markets	2,210.1	2,250.7	(2)%	18.5	2,228.6	(1)%	80.6	2,170.1	3%
Total net sales	14,250.4	14,692.8	(3)%	(177.7)	14,072.6	(4)%	478.0	14,214.8	(1)%

Other revenues (6)	49.5	46.5	NM	(0.8)	48.7	NM	2.4	44.1	NM
Consolidated total revenues (7)	$14,299.9	$14,739.3	(3)%	$(178.5)	$14,121.3	(4)%	$480.4	$14,258.9	(1)%
____________
(1)    Currency impact is shown as unfavorable (favorable).
(2)    The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2025 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)    Represents proportionate net sales relating to divestitures that closed during 2024 in the relevant period.
(4)    Represents U.S. GAAP net sales minus proportionate net sales relating to divestitures that closed during 2024 for the relevant period.
(5)    See “Certain Key Terms and Presentation Matters” in this release for more information.
(6)    For the three months ended December 31, 2025, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $10.9 million, $0.9 million, and $1.1 million, respectively. For the year ended December 31, 2025, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $38.1 million, $3.9 million, and $7.5 million, respectively.
(7)    Amounts exclude intersegment revenue which eliminates on a consolidated basis.

Reconciliation of Statements of Operations Line Items
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2025	2024	2025	2024
U.S. GAAP cost of sales	$2,555.7	$2,313.1	$9,286.4	$9,115.7
Deduct:
Purchase accounting amortization and other related items	(683.2)	(673.5)	(2,470.3)	(2,581.1)
Acquisition and divestiture-related costs	(54.6)	(29.1)	(116.8)	(71.5)
Restructuring costs	(23.3)	(17.6)	(67.8)	(115.7)
Share-based compensation expense	(1.1)	(1.2)	(4.0)	(3.7)
Other special items, including restructuring related costs	(193.1)	(50.5)	(383.2)	(143.0)
Adjusted cost of sales	$1,600.4	$1,541.2	$6,244.3	$6,200.7

Adjusted gross profit (a)	$2,103.2	$1,986.9	$8,055.6	$8,538.6

Adjusted gross margin (a)	57%	56%	56%	58%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2025	2024	2025	2024
U.S. GAAP R&D	$274.7	$206.5	$965.9	$808.7
Deduct:
Acquisition and divestiture-related costs	(11.4)	(3.6)	(20.4)	(12.9)
Restructuring costs	(2.5)	(1.1)	(4.7)	(3.0)
Share-based compensation expense	(2.6)	(1.8)	(8.5)	(7.2)
SG&A and R&D TSA reimbursement and DSA reimbursement (b)	—	—	—	(1.7)
Other special items	(1.0)	—	(8.7)	(2.8)
Adjusted R&D	$257.2	$200.0	$923.6	$781.1

Adjusted R&D as % of total revenues	7%	6%	6%	5%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2025	2024	2025	2024
U.S. GAAP SG&A (c)	$1,030.7	$1,046.7	$3,794.1	$4,104.6
Deduct:
Acquisition and divestiture-related costs	(7.7)	(37.2)	(70.8)	(276.5)
Restructuring costs	(7.5)	(46.4)	(97.5)	(92.3)
Share-based compensation expense	(45.8)	(29.4)	(165.2)	(135.3)
SG&A and R&D TSA reimbursement and DSA reimbursement (b)	—	—	—	(5.7)
Other special items and reclassifications	(70.6)	(47.4)	(136.3)	(90.5)
Adjusted SG&A	$899.1	$886.3	$3,324.3	$3,504.3

Adjusted SG&A as % of total revenues	24%	25%	23%	24%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2025	2024	2025	2024
U.S. GAAP total operating expenses	$1,340.6	$1,394.8	$7,676.6	$5,613.5
Add / (Deduct):
Litigation settlements and other contingencies, net	3.1	(111.6)	68.5	(350.9)
R&D adjustments	(17.5)	(6.5)	(42.3)	(27.6)
SG&A adjustments (c)	(131.6)	(160.4)	(469.8)	(600.3)
Impairment of goodwill adjustments	—	—	(2,936.8)	(321.0)
Adjusted total operating expenses	$1,194.6	$1,116.3	$4,296.2	$4,313.7

Adjusted earnings from operations (d)	$908.6	$870.6	$3,759.4	$4,224.9

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2025	2024	2025	2024
U.S. GAAP interest expense	$119.6	$120.2	$471.3	$550.0
Add / (Deduct):
Accretion of contingent consideration liability	(1.0)	(1.4)	(4.5)	(24.0)
Amortization of premiums and discounts on long-term debt	11.6	11.0	45.7	50.3
Other special items	(0.7)	(0.6)	(2.7)	(3.3)
Adjusted interest expense	$129.5	$129.2	$509.8	$573.0

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2025	2024	2025	2024
U.S. GAAP other expense, net	$30.7	$226.5	$530.6	$83.3
Add / (Deduct):
Loss on divestitures of businesses	(21.9)	(103.6)	(101.0)	(399.4)
Fair value adjustments on non-marketable equity investments	(35.0)	(127.3)	(534.8)	207.8
SG&A and R&D TSA reimbursement and DSA reimbursement (b)	—	—	—	7.4
Other items	6.8	(34.7)	(1.9)	(47.6)
Adjusted other income, net	$(19.4)	$(39.1)	$(107.1)	$(148.5)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2025	2024	2025	2024
U.S. GAAP loss before income taxes	$(343.0)	$(526.5)	$(3,665.0)	$(623.2)
Total pre-tax non-GAAP adjustments	1,141.4	1,307.0	7,021.7	4,423.7
Adjusted earnings before income taxes	$798.4	$780.5	$3,356.7	$3,800.5

U.S. GAAP income tax (benefit) provision	$(2.9)	$(10.0)	$(150.1)	$11.0
Adjusted tax expense	142.6	134.9	737.5	597.1
Adjusted income tax provision	$139.7	$124.9	$587.4	$608.1

Adjusted effective tax rate	17.5%	16.0%	17.5%	16.0%

___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Refer to "Certain Key Terms and Presentation Matters" section in this release for more information on reclassifications related to TSA and DSA reimbursements.
(c)Certain reclassifications were made to conform the prior period consolidated financial statements to the current period presentation. Charges related to the impairment of goodwill, which were previously presented in Selling, General and Administrative, are now presented in Impairment of Goodwill in the condensed consolidated statements of operations.
(d)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.
Reconciliation of Estimated 2026 U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow as of February 26, 2026
(Unaudited)
A reconciliation of the estimated 2026 U.S. GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated U.S. GAAP Net Cash provided by Operating Activities	$1,700 - $2,000

Less: Capital Expenditures	$(350) - ($450)

Free Cash Flow	$1,250 - $1,650

Add: Estimated Transaction-related and Restructuring-related Costs	~$700

Free Cash Flow Excluding Transaction-related and Restructuring-related Costs	$1,950 - $2,350

Reconciliation of Estimated 2025 U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow as of November 6, 2025
(Unaudited)
A reconciliation of the estimated 2025 U.S. GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated U.S. GAAP Net Cash provided by Operating Activities	$1,900 - $2,150

Less: Capital Expenditures	$(300) - $(350)

Free Cash Flow	$1,550 - $1,850

Add: Estimated Transaction-related Costs	~$300

Free Cash Flow Excluding Transaction-related Costs	$1,850 - $2,150